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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTHERN UNION COMPANY
(Exact name of Registrant as Specified in Charter)

Delaware	75-0571592
(State of incorporation or Organization)	(I.R.S. Employer Identification No.)
One PEI Center Second Floor Wilkes-Barre, PA (570) 820-2400 (Address of Principal Executive Office)	18711 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-102388

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Corporate Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the Corporate Units of Southern Union Company, a Delaware corporation.

        For a description of the Registrant's Corporate Units, reference is made to the Prospectus Supplement dated May 30, 2003 to the Prospectus contained in the Registration Statement on Form S-3, filed January 7, 2003, as amended, of Southern Union Company, Southern Union Financing II and Southern Union Financing III (Registration No. 333-102388), which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference).
3.2
Amendment to Restated Certificate of Incorporation of the Registrant, which was filed with the Secretary of State of Delaware and became effective on October 26, 1999. (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
3.3	Bylaws of the Registrant, as amended. (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
4.1*	Underwriting Agreement between the Registrant and the underwriters named therein.
4.2*	Purchase Contract and Pledge Agreement between the Registrant and JP Morgan Chase Bank, as Purchase Contract Agent.
4.3*	Form of Remarketing Agreement
4.4
Indenture between the Registrant and JPMorgan Chase Bank (successor to the Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
4.5*	Supplemental Indenture No. 1 between the Registrant and JPMorgan Chase Bank, as Trustee.
4.6
Prospectus Supplement and Prospectus included in the Registrant's Registration Statement on Form S-3 (Registration No. 333-102388) (filed with the Securities and Exchange Commission on January 7, 2003, as amended and supplemented, and incorporated herein by reference).
4.7*	Form of Corporate Unit Certificate (included as Exhibit A to the Form of Purchase Contract and Pledge Agreement filed herewith as Exhibit 4.2).
4.8*	Form of Senior Note due 2008 (included as Exhibit A to the Form of Indenture No. 1 filed herewith as Exhibit 4.5).

*
To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHERN UNION COMPANY
Dated: June 4, 2003	By:	/s/ DENNIS K. MORGAN Name: Dennis K. Morgan Title: Executive Vice President—Administration and General Counsel

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE